Exhibit 16.1 Letter from Porter Keadle Moore LLP dated October 4, 2019

October 4, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Peoples Financial Corporation’s statements included under Item 4.01 of its Form 8-K filed on October 4, 2019 and we agree with such statements concerning our firm.

/s/ Porter Keadle Moore, LLC